UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest reported event): November 1, 2006

MOTIENT CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-23044	93-0976127
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Knightsbridge Pkwy. Lincolnshire, IL	60069
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (847) 478-4200

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registration under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

This Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding our expected financial position and operating results, our business strategy, and our financing plans are forward-looking statements. These statements can sometimes be identified by our use of forward-looking words such as “may,” “will,” “anticipate,” “estimate,” “expect,” “project,” or “intend.” These forward-looking statements reflect our plans, expectations, and beliefs and, accordingly, are subject to certain risks and uncertainties. We cannot guarantee that any of such forward-looking statements will be realized.

Statements regarding factors that may cause actual results to differ materially from those contemplated by such forward-looking statements (“Cautionary Statements”) include, among others, those under the caption “Risk Factors” in our recently filed quarterly report on Form 10-Q for the quarter ended June 30, 2006. All of our subsequent written and oral forward-looking statements (or statements that may be attributed to us) are expressly qualified by the Cautionary Statements. You should carefully review the risk factors described in our other filings with the Securities and Exchange Commission from time to time.

Our forward-looking statements are based on information available to us today, and we undertake no obligation to update these statements. Our actual results may differ significantly from the results discussed.

Item 5.02 –	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(e)  On November 1, 2006, Motient entered into a Second Amended and Restated Employment Agreement (the “Agreement”) with Myrna J. Newman. The Agreement amends and restates the Employment Agreement between Motient and Ms. Newman initially entered into as of November 21, 2005 and later amended and restated on March 8, 2006.

The Agreement provides for an annual salary of $175,000, a 2006 cash bonus of $187,500, a 2007 cash bonus of up to 50% of Ms. Newman’s base salary and the grant of options to purchase 110,000 shares of Motient common stock at a price of $10.80 per share. These new options will vest as to 36,666 shares on February 1, 2007, 36,667 shares on August 1, 2007 and 36,667 shares on January 5, 2008, with accelerated vesting if Ms. Newman becomes entitled to any severance payment or early termination payment as described below. The Agreement further provides that Ms. Newman’s previously granted option awards became fully vested and the restrictions on her previously granted restricted stock awards lapsed, in each case as of September 26, 2006.

Ms. Newman’s Agreement provides for a severance payment of $262,500 in the event her employment is terminated by Motient without cause prior to June 30, 2007. In the event of Ms. Newman’s termination without cause at any time from July 1, 2007 through January 5, 2008, the Agreement provides for an early termination payment of up to seven month’s salary, bonus and benefits value upon termination by Motient without cause, or upon termination by the employee for good reason. The early termination payment to Ms. Newman decreases by one month’s salary, bonus and benefits value for each month she is employed by Motient after November 1, 2006, to a minimum early termination payment of two month’s salary, bonus and benefits value. Ms. Newman will also be entitled to a severance payment of $262,500 if she terminates her employment with Motient with good reason. Under the Agreement, termination with good reason includes Ms. Newman’s termination following a change in her position to one of less importance or stature, termination for any reason within 90 days following a change of control or the Company, termination prior to April 1, 2007 in the event she is required to work from a location not in the greater Chicago area for an average of more than three days per week per calendar month, termination for any reason between June 1, 2007 and June 30, 2007, or termination of her employment following breach of the Agreement by Motient. In no event will both an early termination payment and a severance payment be due to Ms. Newman.

Item 9.01 –	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Second Amended and Restated Employment Agreement by and between Registrant and Myrna J. Newman

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTIENT CORPORATION

By:	/s/ Neil Hazard
Neil Hazard
Executive Vice President, Chief Financial
Officer and Treasurer

Date: November 7, 2006